Nonrefundable Filing Fee: $50.00                                DOMESTIC PROFIT
                                                               General Amendment
Submit Original and
One True Copy

                                 STATE OF HAWAII
                   DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
                         Business Registration Division
                              1010 Richards Street
              Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810


                              ARTICLES OF AMENDMENT
                   (Section 415-61, Hawaii Revised Statutes)

  PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

     The undersigned, duly authorized officers of the corporation submitting these Articles of Amendment, certify as follows:

1. The name of the corporation is:
     HAWAIIAN NATURAL WATER COMPANY, INC.
   ---------------------------------------------------------------------------

2. The Amendment(s) adopted are attached to these Articles of Amendment (see page 2).

3. The total number of shares outstanding is: 1,599,212 common, O preferred
                                             ---------------------------------

4. If adoption of the amendment(s) was at a meeting, complete the following:

     The meeting of the shareholders was held on________________________________
                                                  (Month      Day        Year)

--------------------------------------------------------------------------------
Class/Series           Number of Shares Voting           Number of Shares Voting
                          For Amendment                     Against Amendment
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

5. If adoption of the amendment(s) was by unanimous consent, complete the following:

   By written consent dated February 3, 1997
                            -----------------
                            (Month  Day Year)

   the shareholders unanimously adopted the amendment(s).

6. If the amendment(s) provides for any exchange, reclassification, or cancellation of issued shares, attach a statement describing the manner in which the exchange, reclassification, or cancellation shall be effected.
          Not applicable
   ----------------------------------------------------------------------------

We certify under the penalties of Section 415-136, Hawaii Revised Statutes, that we have read the above statements, and that the same are true and correct.

Witness our hands this 4th day of February, 1997

       Marcus I. Bender, President              Tate Robinson, Vice President
        (Type/Print Name & Title)                   (Type/Print Name & Title)

       /s/ Marcus I. Bender                     /s/ Tate Robinson
       --------------------                     ---------------------
      (Signature of Officer)                   (Signature of Officer)

Signatures must be in black ink.
Articles must be signed by two individuals who are officers of the corporation.

                       (See Reverse Side For Instructions)
D1-7
Rev. 7/96                                                              B14 (Fee)

                      ATTACHMENT TO ARTICLES OF AMENDMENT

                                       of

                      HAWAIIAN NATURAL WATER COMPANY, INC.


      1. ARTICLE IX of the Articles of Incorporation is hereby amended and restated in its entirety as follows:

      (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation) if that person is or was a director, officer, employee or other agent of the corporation (individually and/or collectively referred to as "agent"), against expenses, judgments, fines, settlement, and other amounts actually and reasonably incurred in connection with the proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, and no reasonable cause to believe the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, or that the person had reasonable cause to believe that the person's conduct was unlawful.

      (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor because that person is or was an agent of the corporation, against expenses actually and reasonably incurred by the person in connection with the defense or settlement of the action if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue, or matter as to which the person shall have been adjudged to be liable for negligence or misconduct in the performance of the person's duty to the corporation unless and only to the extent the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

      (c) To the extent that an agent has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (a) or
      (b), or in defending any claim, issue, or matter therein, the agent shall be indemnified by the corporation against expenses actually and reasonably incurred by the agent in connection therewith.

      (d) Any indemnification under subsection (a) or (b) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in subsection (a) or (b). The determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (2) if a quorum is not obtainable, by independent legal counsel in a written opinion, or (3) by the stockholders, or (4) by the court in which the proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney, or other person is opposed by the corporation.

      (e) Expenses incurred in defending any proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of an agent of the corporation to repay such amount unless it shall ultimately be determined that the agent is entitled to be indemnified by the corporation as authorized in this Article.

      (f) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the By-Laws, or any agreement, vote of stockholders, or disinterested directors or otherwise, both as to action in a person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an agent and shall inure to the benefit of the heirs and personal representatives of such a person.

      (g) The corporation shall have the power to purchase and maintain insurance on behalf of any agent of the corporation, against any liability asserted against or incurred by the agent of the corporation in any such capacity or arising out of the agent's status as such, whether or not the corporation would have the power to indemnify the agent against such liability under this Article. Any such insurance may be procured from any insurance company designated by the Board of Directors, including any insurance company in which the corporation shall have an equity or other interest, through stock ownership or otherwise.

      2. The following shall be added as Article XI of the Articles of
Incorporation:


      (a) No director of the corporation shall bear personal liability in any action brought by the stockholders or the corporation for monetary damages for a breach of fiduciary duty as a director, provided, however, that the corporation shall not have the power to eliminate or limit the personal liability of a director:

          (1) For any breach of the director's duty of loyalty to the corporation or its stockholders;

          (2) For any act or omission of the director not performed in good faith, or which involves intentional misconduct or knowing violation of law, or which constitutes a wilful or reckless disregard of the director's fiduciary duty;

          (3) For the director's wilful or negligent violation of any provision of the Hawaii Business Corporation Act regarding payment of dividends or stock purchase or redemption; or

          (4) For any transaction from which the director received an improper benefit.

                                 STATE OF HAWAII
                   DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
                         Business Registration Division
                              1010 Richards Street
              Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810

                                                          ----------------------
                                                          DEPARTMENT OF COMMERCE
                                                            AND CONSUMER AFFAIRS
                                                                 STATE OF HAWAII
                                                                        FILED ON
                                                                October 10, 1996
                                                          ----------------------

                                              AMD 00045917   2-10/18/96   100.00
                                              B23 00045918   2-10/18/96    10.75
                                              811 00045919   2-10/18/96     3.00

                              ARTICLES OF AMENDMENT
                   (Section 415-61, Hawaii Revised Statutes)

  PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

     The undersigned, duly authorized officers of the corporation submitting these Articles of Amendment, certify as follows:

1. The name of the corporation is:
     HAWAIIAN NATURAL WATER COMPANY, INC.

2. The Amendment(s) adopted are attached to these Articles of Amendment (see page 2).

3. The total number of shares outstanding is: 1,599,212 common, O preferred

4. If adoption of the amendment(s) was at a meeting, complete the following:

     The meeting of the shareholders was held on________________________________
                                                  (Month      Day        Year)

--------------------------------------------------------------------------------
Class/Series           Number of Shares Voting           Number of Shares Voting
                          For Amendment                     Against Amendment
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

5. If adoption of the amendment(s) was by unanimous consent, complete the following:

   By written consent dated October 10, 1996
                            -----------------
                            (Month  Day Year)

     the shareholders unanimously adopted the amendment(s).

6. If the amendment(s) provides for any exchange, reclassification, or cancellation of issued shares, attach a statement describing the manner in which the exchange, reclassification, or cancellation shall be effected.
          See attached

We certify under the penalties of Section 415-136, Hawaii Revised Statutes, that we have read the above statements, and that the same are true and correct.

Witness our hands this 10th day of October, 1996

       Marcus I. Bender, President              Tate Robinson, Vice President
        (Type/Print Name & Title)                   (Type/Print Name & Title)

       /s/ Marcus I. Bender                     /s/ Tate Robinson
       --------------------                     ---------------------
      (Signature of Officer)                   (Signature of Officer)

Signatures must be in black ink.
Articles must be signed by two individuals who are officers of the corporation.

                       (See Reverse Side For Instructions)
D1-7
Rev. 7/96                                                              B14 (Fee)

                       ATTACHMENT TO ARTICLES OF AMENDMENT
                                       of
                      HAWAIIAN NATURAL WATER COMPANY, INC.

     1. ARTICLE IV, Section 1 of the Articles of Incorporation is hereby amended and restated in its entirety as follows:

     "SECTION 1. Authorized Stock. The amount of authorized capital stock of the corporation shall be TWENTY MILLION (20,000,000) shares of common stock, no par value, and FIVE MILLION (5,000,000) shares of preferred stock at the par value of One Dollar ($1.00) per share. The corporation shall have the privilege of hereafter extending or increasing the authorized capital stock, from time to time, and to issue shares accordingly. The Board of Directors shall have authority to divide any or all of the classes of preferred stock into series and fix and determine the relative rights and preferences of said shares of any series.

     2. ARTICLE IV, Section 2 of the Articles of Incorporation is hereby deleted in its entirety.

     3. ARTICLE IV, Section 3 of the Articles of Incorporation is hereby deleted in its entirety.

     3. ARTICLE XI of the Articles of Incorporation is hereby deleted in its entirety.

                       ATTACHMENT TO ARTICLES OF AMENDMENT
                                       of
                      HAWAIIAN NATURAL WATER COMPANY, INC.

     6. Immediately preceding the adoption and approval of the proposed amendments to the Articles of Incorporation, the issued and outstanding Three Hundred Fifty (350) shares of convertible preferred stock at a par value of Six Hundred Sixty Six and 67/100 Dollars ($666.67) (the "Convertible Preferred Stock") was converted to an aggregate Three Hundred Eighty-Nine Thousand (389,000) shares of common stock.

     Accordingly, Article IV, Section 1 has been amended to delete the reference to the authorized Five Hundred (500) shares of Convertible Preferred Stock, and
Article IV, Sections 2 and 3 have been deleted in their entirety to confirm that the rights and preferences related to the Convertible Preferred Stock have been eliminated.

                                 STATE OF HAWAII
                   DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
                         Business Registration Division
                              1010 Richards Street
              Mailing Address: P.0. Box 40, Honolulu, Hawaii 96810

                                                          ----------------------
                                                          DEPARTMENT OF COMMERCE
                                                            AND CONSUMER AFFAIRS
                                                                 STATE OF HAWAII
                                                                        FILED ON
                                                                   July 30, 1996
                                                          ----------------------

                                               [Three columns illegible numbers]

                              ARTICLES OF AMENDMENT
                    (Section 415-61, Hawaii Revised Statutes)

  PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

     The undersigned, duly authorized officers of the corporation submitting these Articles of Amendment, certify as follows:

1. The name of the corporation is:
     HAWAIIAN NATURAL WATER COMPANY, INC.

2. The Amendment(s) adopted are attached to these Articles of Amendment (see page 2)

3. The total number of shares outstanding is: Common 1,000 Shares - Preferred 500 Shares

4. If adoption of the amendment(s) was at a meeting, complete the following:

     The meeting of the shareholders was held on June 5, 1996
                                                (Month  Day  Year)

--------------------------------------------------------------------------------
Class/Series           Number of Shares Voting           Number of Shares Voting
                          For Amendment                     Against Amendment
--------------------------------------------------------------------------------
Common                   1,000 Shares                        - 0 -
Preferred                  350 Shares                        - 0 -
--------------------------------------------------------------------------------

5. If adoption of the amendment(s) was by unanimous consent, complete the following:

By written consent dated _________________________________
                             (Month    Day     Year)
     the shareholders unanimously adopted the amendment(s).

6. If the amendment(s) provides for any exchange, reclassification, or cancellation of issued shares, attach a statement describing the manner in which the exchange, reclassification, or cancellation shall be effected.
          No Change

We certify under the penalties of Section 415-136, Hawaii Revised Statutes, that we have read the above statements, and that the same are true and correct.

Witness our hands this 25th day of June, 1996.

       Marcus Bender, President                 Tate Robinson, Vice President
        (Type/Print Name & Title)                   (Type/Print Name & Title)

       /s/ Marcus Bender                        /s/ Tate Robinson
       --------------------                     ---------------------
      (Signature of Officer)                   (Signature of Officer)

Signatures must be in black ink.
Articles must be signed by two individuals who are officers of the corporation.

                       (See Reverse Side For Instructions)
D1-7
4/96                                                              B14 (Fee)

                       ATTACHMENT TO ARTICLES OF AMENDMENT
                                       of
                      HAWAIIAN NATURAL WATER COMPANY, INC.
                                (Corporate Name)


Fill in applicable blank(s) and insert text of the amendment.

Article IV, Section 1, Sentence 1, Paragraph___, is amended to read as follows:

The amount of authorized capital stock of the corporation shall be 20,000,000 shares of common stock, no par value and 500 shares of preferred stock at the par value of Six Hundred Sixty-six and 67/100 Dollars ($667.67) per share.

               IN THE DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
                                     OF THE
                                 STATE OF HAWAII

                                               AR1  00034672   2-9/22/94   90.00

In the Matter of the Incorporation   )
                                     )
              of                     )
                                     )
HAWAIIAN NATURAL WATER COMPANY, INC. )
                                     )
-------------------------------------)

------------------------------------
          RECEIVED
         SEP 13 1994
           3:50 PM
Dept. of Commerce & Consumer Affairs
        STATE OF HAWAII
------------------------------------
96863 01

                            ARTICLES OF INCORPORATION
                                       OF
                      HAWAIIAN NATURAL WATER COMPANY, INC.



ROBERT L. SMITH 2109
Attorney at Law, A Law Corporation
Kuakini Plaza South, Suite 200
77-6400 Nalani Street
Kailua-Kona, Hawaii  96740
Telephone: 329-3511

Attorney for Incorporators

                                                          ----------------------
                                                          DEPARTMENT OF COMMERCE
                                                            AND CONSUMER AFFAIRS
                                                                 STATE OF HAWAII
                                                                        FILED ON
                                                              September 13, 1994
                                                          ----------------------

KNOW ALL MEN BY THESE PRESENTS:

     That the undersigned, desiring to become incorporated as a corporation under and in accordance with the laws of the State of Hawaii and to obtain the benefits conferred by said laws upon incorporation, do hereby mutually agree upon and enter into the following Articles of Incorporation, the terms whereof shall be equally obligatory upon the parties hereto as well as upon all other persons who from time to time may be stockholders in the corporation:

                                    ARTICLE I

     The name of the corporation shall be HAWAIIAN NATURAL WATER COMPANY, INC.

                                   ARTICLE II

     The place of the principal office of the corporation shall be 4747 Kilauea Avenue, Suite 213, Honolulu, Hawaii. Upon incorporation the mailing address will be 4747 Kilauea Avenue, Suite 213, Honolulu, Hawaii 96816. There may be such subordinate or branch offices in such place or places within or without said State as may be deemed necessary or requisite by the Board of Directors to transact the business of the corporation. Such branch or subordinate offices shall be under the supervision of such person or persons as may be appointed by the Board of Directors.

                                   ARTICLE III

     Section 1. The purposes for which this corporation is organized are the following:

     (a) To extract, package and wholesale and/or distribute water for domestic and international sale and consumption.

     (b) To lease and improve real property and well facilities in the State of Hawaii or elsewhere;

     (c) To transact any other lawful business for which corporations may be incorporated under Chapter 415 of the Hawaii Revised Statutes, as amended, in its corporate capacity, in a partnership status, as part of a joint venture or in any other capacity.

     Section 2. And in furtherance of said purposes, the corporation shall have all powers, rights, privileges and immunities, and shall be subject to all of the liabilities conferred or imposed by law upon corporations of this nature, and shall be subject to and have all the benefits of all general laws with respect to corporations.

     The corporation has all powers necessary or proper to carry on its business, that is to say:

     (a) To have succession by its corporate name in perpetuity; to sue and be sued in any court; to make and use a common seal and to alter the same at its pleasure; to hold, purchase and convey such property as the purposes of the corporation shall require, without limit as to amount and to mortgage the same to secure any debt of the corporation; to appoint such subordinate officers or agents as the business of the corporation shall require; to make and adopt and from time to time amend or repeal bylaws not inconsistent with any existing law for the management of its properties, the election and removal of its officers, the regulation of its affairs and the transfer of its stock and for all other purposes permitted by law;

     (b) To borrow money or otherwise incur indebtedness with or without security and to secure any indebtedness by deed of trust, mortgage, pledge, hypothecation or other lien upon all or any part of the real or personal property of the corporation and to execute bonds, promissory notes, bills of exchange, debentures or other obligations or evidences of indebtedness of all kinds, whether secured or unsecured, and to owe debts in an amount which may at any time be in excess of its capital stock;

     (c) To purchase on commission or otherwise subscribe for, hold, own, sell on commission or otherwise, acquire or dispose of and generally to deal in stocks, scripts, bonds, notes, debentures, commercial papers, obligations and securities, including, so far as permitted by law, its own issued shares of capital stock or other securities, and also any other securities, or evidences of indebtedness whatsoever, or any interest therein, and while the owner of the same to exercise all the rights, powers and privileges of ownership;

     (d) To draw, make, accept, endorse, assign, discount, execute and issue all such bills of exchange, bills of lading, promissory notes warrants and other instruments to be assignable, negotiable or transferable by delivery or to order, or otherwise, as the business of the corporation shall acquire;

     (e) To lend and advance money or to give credit, with or without security, to such persons, firms or corporations, and on such terms as may be thought fit; and if with security, then upon mortgages, deeds of trust, pledges or other hypothecation of interest therein or thereto;

     (f) To aid in any manner any corporation of which any of the bonds or other securities or evidences of indebtedness or stock are held by this corporation, and to do any acts or things to preserve, protect, improve or enhance the value of any such bonds or other securities or evidences of indebtedness or stock, including specifically the right and power to enter into and take the management of any business enterprise of any kind or nature, and, while so managing any such business, to do the acts and things incidental or necessary thereto;

     (g) To enter into partnership contracts (as a general partner or as a limited partner) with any other person or persons (natural or corporate), to enter into agreements of joint venture with any such natural or corporate person or persons, and to enter into and perform contracts, undertakings and obligations of every kind and character to the same extent as if this corporation were a natural person;

     (h) To promote, assist, subscribe or contribute to any association, organization, society, company, institution or object, charitable or otherwise, calculated to benefit the corporation or any persons in its employ or having dealings with the corporation, or deemed to be for the common or public welfare;

     (i) To become a party to and effect a merger or consolidation with another corporation or other corporations, and to enter into agreements and relationships not in contravention of laws with any persons, firms or corporations;

     (j) To become surety for or guarantee any dividends, bonds, stocks, contracts, debts, or other obligations, or undertakings of any other person, firm or corporation, and to convey, transfer or assign, by way of pledge or mortgage, all or any of the corporation's property or rights, both present and future, at such terms and conditions as the corporation may determine; and

     (k) To do all or any of the above things in any part of the world, directly or indirectly, and as principal, agent, factor, contractor or otherwise, and by or through trustees, agents or otherwise, and either alone or in conjunction with others.

     Section 3. The enumeration herein of the objects and purposes of this corporation shall be construed as powers as well as objects and purposes and shall be liberally construed both as to purposes and power and shall not be deemed to exclude by inference any powers, objects or purposes which this corporation is or may be empowered to exercise, whether expressly by force of law now or hereafter in effect, or impliedly by the reasonable construction of any law.

                                   ARTICLE IV

     SECTION 1. The amount of authorized capital stock of the corporation shall be ONE THOUSAND (1,000) shares of common stock, no par value and FIVE HUNDRED
(500) shares of preferred stock at the par value of Six Hundred Sixty-Six and 67/100 Dollars ($666.67) per share. The corporation shall have the privilege of hereafter extending or increasing the authorized capital stock, from time to time, and to issue shares thereof accordingly, which increase may be divided into common shares and preferred shares in such proportions as the common shareholders of this corporation may decide.

     A statement of the preferences, privileges, and restrictions granted to or imposed upon the respective classes of shares or the holders thereof is as follows:

     SECTION 2. Voting Riqhts. The holders of common shares and preferred shares issued and outstanding, except where otherwise provided by law or by these Articles of Incorporation, shall have and possess the right to notice of shareholders' meetings and the equal voting rights and powers.

     Subject to all of the rights of the preferred shares, dividends may be paid on the common shares, as and when declared by the Board of Directors, out of any funds of this Corporation legally available for the payment of such dividends only after payment of dividend to preferred shareholders.

     SECTION 3. Preferred Shares. The terms of the preferred shares of the corporation shall be as follows:

     (a) Dividends. The holders of preferred shares shall be entitled to receive out of any funds of this corporation at the time legally available for the declaration of dividends, dividends at the rate of eight percent (8%) per annum of the par value thereof, and no more, payable in cash annually, or at such intervals as the Board of Directors may from time to time determine, when and as declared by the Board of Directors. Dividends on the preferred shares first issued shall accrue from the date of issuance of such shares, and dividends on all preferred shares thereafter issued, if any, shall accrue from the day following the last day of the period for which dividends have already been paid on outstanding preferred shares. Dividends on all issued and outstanding preferred shares shall accrue from day to day, whether or not earned or declared. Such dividends shall be payable before any dividends shall be declared or paid upon or set apart for the common shares, and shall be cumulative, so that if in any year or years after the first year dividends upon the outstanding preferred shares at the rate of eight percent (8%) per annum of the par value thereof shall not have been paid thereon or declared and set apart therefor, the amount of the deficiency shall be fully paid or declared and set apart for payment, but without interest, before any distribution, whether by way of dividend or otherwise, shall be declared or paid upon, or set apart for, the common shares.

     (b) Liquidation. In the event of a voluntary liquidation, dissolution, or winding up of this corporation, the holders of preferred share shall be entitled to receive out of the assets of this corporation, whether such assets are capital or surplus of any nature, an amount equal to 100 percent (100%) of the par value of such preferred shares, and, in addition to such amount, a further amount equal to the dividends unpaid and accumulated thereon, as provided in paragraph (a) of this Section, to the date of such distribution, whether earned or declared or not, and no more, before any payment shall be made or any assets distributed to the holders of common shares.

     In the event of an involuntary liquidation, dissolution, or winding up of this corporation, the holders of the preferred shares shall be entitled to receive, out of the assets of this corporation, whether such assets are capital or surplus of any nature, an amount equal to 100 percent (100%) of the par value of such preferred shares and a further amount equal to the dividends unpaid and accumulated thereon as provided in paragraph (a) of this Section to the date of such distribution, whether earned or declared or not, and no more, before any payment shall be made or any assets distributed to the holders of common shares.

     If upon such liquidation, dissolution, or winding up, whether voluntary or involuntary, the assets thus distributed among the holders of the preferred shares shall be insufficient to permit the payment to such shareholders of the full preferential amounts, then the entire assets of this corporation to be distributed shall be distributed ratably among the holders of the preferred shares.

     In the event of any liquidation, dissolution, or winding up of this corporation, whether voluntary or involuntary, subject to all of the preferential rights of the holders of preferred shares on distribution or otherwise, the holders of common shares shall be entitled to receive, ratably, all of the remaining assets of this corporation.

     A consolidation or merger of this corporation with or into any other corporation or corporations shall not be deemed to be a liquidation, dissolution, or winding up, within the meaning of this clause.

     (c) Conversion. At the end of three (3) years from the date of issuance thereof all preferred stock shall automatically convert, share for share, to common stock of no par value, with all of the same rights and privileges that pertain to the initial common stock of the corporation. In the event that at the time of conversion any dividends on the preferred shares have accumulated and remain unpaid such unpaid dividends shall constitute a debt of the corporation to the holder of such preferred stock which debt will be evidenced by the issuance by the corporation of a promissory note in the amount of such unpaid dividend.

     Any of all of the preferred shareholders may at their option elect to convert their preferred stock to common stock prior to the expiration of three
(3) years from the date of issuance thereof.

     The names of the initial subscribers for shares, the number of shares subscribed for by each subscriber, the subscription price for the share subscribed for by each subscriber, and the amount of the capital paid in cash by each subscriber are as follows:

                          NUMBER AND          SUBSCRIPTION
                          TYPE OF SHARES      PRICE FOR THE      AMOUNT OF
NAMES OF THE              SUBSCRIBED          SHARES SUB-        CAPITAL PAID
SUBSCRIBERS               FOR BY EACH         SCRIBED FOR BY     IN CASH BY
FOR SHARE                 SUBSCRIBER          EACH SUBSCRIBER    EACH SUBSCRIBER
---------                 ----------          ---------------    ---------------

HAWAII BREWERY            500 Common         $   1,000.00       $  1,000.00
DEVELOPMENT CO.,
INC., a Hawaii
corporation



LEX BRODIE'S COMMERCIAL   150 Preferred      $ 100,000.50       $100,000.50
TIRE CO., INC.,
a Hawaii corporation

HSC, INC.,                200 Preferred      $ 133,334.00       $133,334.00
a Hawaii
corporation

                                    ARTICLE V

     SECTION 1. The officers of the corporation shall consist of a president, one or more vice-presidents as may be prescribed by the bylaws, a secretary and a treasurer, each of whom shall be elected or appointed by the Board of Directors at such time and in such manner as may be prescribed by the bylaws. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors or chosen in such other manner as may be prescribed by the by-laws. Any two or more offices may be held by the same person.

     All officers and agents of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided in the by-laws, or as may be determined by resolution of

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the Board of Directors not inconsistent with the bylaws.

     SECTION 2. There shall be a Board of Directors of not less than four (4) members. The number of directors may be increased from time to time by the bylaws. The directors shall be elected or appointed and any vacancies at any time occurring in the Board of Directors shall be filled by the stockholders or the Board of Directors in such manner and for such terms as the bylaws may prescribe. The bylaws also may provide for the election or appointment of alternate or substitute directors and their powers and duties.

     SECTION 3. The following persons are the first officers and directors of the corporation:

Name and Office           Residence Address              Mailing Address
---------------           -----------------              ---------------

Richard Henderson         110 Waianuenue Ave.            110 Waianuenue Ave.
Director                  Hilo, HI  96720                Hilo, HI  96720

Brian Barbata             1221 Mokulua Drive             1221 Mokulua Drive
Secretary/Treas.          Kailua, HI  96734              Kailua, HI  96734
Director

Marcus I. Bender          2592 Makiki Heights Dr.        2592 Makiki Heights Dr.
President/                Honolulu, HI  96822            Honolulu, HI  96822
Director

John Mayo                 701 Queen St.                  701 Queen St.
Director                  Honolulu, HI  96813            Honolulu, HI  96813

Tate Robinson             4233 Keanu Street, #4          4233 Keanu Street, #4
Vice-President            Honolulu, HI  96816            Honolulu, HI  96816
of Operations

     SECTION 4. All the powers and authority of the corporation shall be vested in and may be exercised by the Board of Directors except as otherwise provided by law, these Articles of

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Incorporation or any by-laws of the corporation; and in furtherance and not in limitation of said general powers, the Board of Directors shall have power: To acquire and dispose of property; to appoint a general manager, branch managers and such other managers, officers or agents of the corporation as in its judgment the business thereof may require, and to confer upon and to delegate to them by power of attorney or otherwise such power and authority as it shall determine; to fix the salaries or compensation of any or all of its officers, agents and employees and in its discretion require the security of any of them for the faithful performance of any of their duties; to declare dividends in accordance with law when it shall deem it expedient; to make rules and regulations not inconsistent with law or these Articles of Incorporation or the bylaws for the transaction of business; to instruct the officers or agents of the corporation with respect thereto and to authorize the voting of stock of other corporations owned or held by this corporation; to incur indebtedness as may be deemed necessary, which indebtedness may exceed the amount of the corporation's capital stock; to create such committee (including an executive committee) and to designate as members of such committees such persons as it shall determine, and to confer upon such committees such powers and authority as may by resolution be set forth for the purpose of carrying on or exercising any of the powers of the corporation; to create and set aside reserve funds for any purpose, and to invest any funds of the corporation in such securities or other property as to it may seem proper; to remove or suspend any


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officer; and, generally, to do any and every lawful act necessary or proper to carry into effect the powers, purposes and objects of the corporation.

                                   ARTICLE VI

     The corporation shall have succession by its corporate name in perpetuity and shall have all the powers now or which may hereinafter be provided by law for incorporated companies.

                                   ARTICLE VII

     Service of legal process may be made upon the corporation in the manner provided by law.

                                  ARTICLE VIII

     No stockholder shall be liable for the debts of the corporation beyond the amount which may be due or unpaid upon any share or shares of stock of the corporation owned by him; except as agreed to by all of the shareholders.

                                   ARTICLE IX

     Each director or officer, or former director or officer of this corporation, and his legal representatives, shall be indemnified by the corporation against liabilities, expenses, counsel fees and costs reasonably incurred by him or his estate in connection with, or arising out of, any action, suit, proceeding or claim in which he is made a party by reason of his being or having


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been such a director or officer; and any person who, at the request of this corporation, serves as director or officer of another corporation in which this corporation owned corporate stock, and his legal representative, shall in like manner be indemnified by this corporation; provided, that in neither case shall the corporation indemnify such director or officer with respect to any matter as to which he shall be finally adjudged liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court shall deem proper, and shall further be indemnified as to any compromise or settlement of any such action, suit or proceeding or claim asserted against such director or officer (including expenses, counsel fees and costs reasonably incurred in connection therewith), provided the Board of Directors shall have first approved such proposed compromise settlement and determined the officer or director involved was not guilty of negligence or misconduct; but, in taking such action, any director involved shall not be qualified to vote thereon, and if for this reason a quorum of the Board cannot be obtained to vote on such matter, it shall be determined by a committee of three (3) persons appointed by the shareholders at a duly called special meeting or a regular meeting. In determining whether or not a director or officer was guilty of negligence or


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

misconduct in relation to any such matter, the Board of Directors or committee appointed by the shareholders, as the case may be, may rely conclusively upon an opinion of independent counsel selected by such Board or Committee. The right to indemnification herein provided shall not be exclusive of any other right to which such director or officer may be lawfully entitled.

                                    ARTICLE X

     No holder of shares of this corporation shall be entitled as of right to subscribe for, purchase or receive any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures, or other securities convertible into stock of any class; and all such additional shares of stock, bonds, debentures or other securities convertible into stock may be issued and disposed of by the Board of Directors to such person or persons and on such terms and for such consideration (so far as may be permitted by law) as the Board of Directors, in their absolute discretion, may deem advisable.

                                   ARTICLES XI

     Before there can be a valid sale or transfer of any of the stock of the corporation by the holder thereof, other than a record holder of stock, or to the corporation, the said holder of such stock to be sold or transferred, whether said stock be owned outright or held as security, must have a written bona fide offer to purchase said stock, signed by some party not a record holder of


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stock of the corporation who is ready and able to purchase said stock, and said holder desiring to sell shall give notice in writing to the corporation and to each of the remaining holders of stock of the corporation of his desire to sell or transfer the same, which said notice shall set forth fully the price, terms and conditions of said written bona fide offer to purchase, the name of the person desiring to purchase and the reply address of the holder desiring to sell, and said written notice shall be sent by registered mail to the corporation at its registered office and to each of the said remaining record holders of stock at his last known address (the names and last known addresses of the remaining record holders of stock will be given to said holder desiring to sell upon the corporation's receipt of this written request therefor) and the corporation shall have the exclusive right for a period of sixty (60) days from the receipt by the corporation of said written notice within which to elect to purchase said stock to be sold at the same price and upon the same terms and conditions as those contained in said written bona fide offer of stock, and shall have the right to verify the bona fides of any such offer to purchase by contacting the person desiring to purchase said stock and obtaining any reasonable documentation of said offer to purchase, and the holder desiring to sell said stock shall cooperate fully in accomplishing these inquiries upon the written request of the corporation or any of the remaining record holders of stock; PROVIDED, HOWEVER, that the corporation upon electing to purchase said stock being offered for sale shall, within sixty (60)


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days from the receipt of the above-mentioned written notice by the corporation, mail, by registered mail, to said holder desiring to sell, at his repty address, written notice of such election to purchase; and PROVIDED, FURTHER, that if the corporation does not elect to purchase said stock being offered for sale, then the said remaining record holders of stock shall have the exclusive right for the period of thirty (30) days beginning with the day after the date of expiration of the longest exclusive right theretofore given to any of the said remaining record holders to elect to purchase all of said stock to be sold at the same price and upon the same terms and conditions as those contained in said bona fide offer of purchase; and PROVIDED, FURTHER, that in the event that more than one of said remaining record holders of stock so elect to purchase stock being offered for sale, then the record holders of stock so electing to purchase said stock shall have the right to purchase and shall take the proportions of said stock being offered for sale which the number of shares of stock of the corporation owned by those so electing to purchase respectively bears to the total number of shares of stock owned by all those remaining holders of stock so electing to purchase that the remaining record holders of stock within the aforesaid thirty (30) day exclusive period shall mail, by registered mail, to said holder desiring to sell at his reply address, written notice of such election to purchase; and PROVIDED, FURTHER, that if none of said remaining record holders of stock of the corporation nor the corporation so elects to purchase said stock being offered for sale, then said holder of stock


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desiring to sell may accept the above-mentioned written bona fide offer to purchase and make a valid sale and transfer of said stock being offered for sale, upon the terms and conditions contained in said written bona fide offer, to said offeror and no other.

     Notwithstanding any of the provisions herein contained, the corporation shall have the right to purchase, in accordance with the laws of the State of Hawaii, now or hereafter in effect, shares of stock of the corporation.

     I CERTIFY UNDER THE PENALTIES OF SECTION 415-136, HAWAII REVISED STATUTES, THAT I HAVE READ THE ABOVE STATEMENTS AND THE SAME ARE TRUE AND CORRECT.

     IN WITNESS WHEREOF, the undersigned have set their hands on this 13th day of September, 1994.

                                             /s/ Marcus Bender
                                             -----------------